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                                                                      EXHIBIT 11


                       HARTE-HANKS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)


                                                                                              Three Months Ended March,
In thousands, except per share amounts                                                            2000         1999
--------------------------------------                                                            ----         ----

BASIC EPS
Net Income ................................................................................     $ 17,754     $ 15,334
                                                                                                ========     ========

Weighted-average common shares outstanding
   used in earnings per share computations ................................................       68,263       71,193
                                                                                                ========     ========

Earnings per common share .................................................................     $   0.26     $   0.22
                                                                                                ========     ========

DILUTED EPS
Net Income ................................................................................     $ 17,754     $ 15,334
                                                                                                ========     ========

Shares used in earnings per share computations ............................................       70,301       73,605
                                                                                                ========     ========

Earnings per common share .................................................................     $   0.25     $   0.21
                                                                                                ========     ========

Computation of shares used in earnings per share computations:
Average outstanding common shares .........................................................       68,263       71,193
Average common equivalent shares -
   dilutive effect of option shares .......................................................        2,038        2,412
                                                                                                --------     --------
Shares used in earnings per share computations ............................................       70,301       73,605
                                                                                                ========     ========
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